PRICEWATERHOUSECOOPERS

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                                                      PricewaterhouseCoopers LLP
                                                      950 Seventeenth Street
                                                      Suite 2500
                                                      Denver, Colorado 80202
                                                      Telephone (303) 893-8100



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated September 9, 1998 relating to the financial statements and financial highlights appearing in the July 31, 1998 Annual Report to Shareholders of INVESCO European Small Company Fund (one of the portfolios constituting INVESCO Specialty Funds, Inc.) and our report dated December 9, 1998 relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of INVESCO European Fund (one of the portfolios constituting INVESCO International Funds, Inc.), which are also incorporated by reference into the Statement of Additional Information.

We also consent to the references to us under the heading "Experts" in the combined Prospectus/Proxy Statement, constituting part of this Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Denver, Colorado
January 20, 1999